Exhibit 10.1

SENIOR SECURED CREDIT FACILITY AGREEMENT
IN THE MAXIMUM AMOUNT OF US$6,000,000
BY AND AMONG
PACIFIC VENTURES GROUP, INC. and ROYALTY FOODS PARTNERS, LLC,
collectively, as Borrower,
SNOBAR HOLDINGS, INC., SNOBAR TRUST, INTERNATIONAL PRODUCTION IMPEX CORP. and MAS GLOBAL DISTRIBUTORS, INC.,
as Joint and Several Guarantors,

And

TCA GLOBAL CREDIT MASTER FUND, LP,

as Lender